Exhibit 10.01

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT made effective as of May 25, 2012.

                                    BETWEEN:

     DOMARK INTERNATIONAL INC., a corporation incorporated under the laws of the State of Nevada, with its head office location at 254 Ronald Regran Blvd. Ste 134 Longwood, Florida, 32750 (herein after called the "Corporation")

                                     - AND -

     R. BRENTWOOD STRASLER, an individual residing in Toronto, Ontario, Canada (hereinafter called the "Employee")

     NOW THEREFORE in consideration of the mutual covenants and agreements herein contained (the receipt and sufficiency of which are hereby acknowledged by each of the Corporation and the Employee), the Corporation and the Employee agree as follows:

                     ARTICLE 1: APPOINTMENT & EFFECTIVE DATE

1.1 This agreement is effective May 25, 2012 (the `effective date'), at which time the Employee shall be employed as President of the Corporation for an indefinite period until terminated under the terms of this agreement.

1.2 The Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. As of the Effective Date, the Employee shall be elected as a member of the Corporation's Board of Directors.

                 ARTICLE 2: COMPENSATION, BENEFITS AND EXPENSES

2.1 The remuneration payable to the Employee for the Services during the Term shall be payable by the Corporation as follows:

     (a) An annual salary of no less than $144,000 before tax withholding: to be payable biweekly; in accordance with the Employer's standard payroll practice for its executives.

     (b) 100,000 warrants exercisable at $1.00 US into common shares of DoMark International inc., they will have an expiration of 3 years from the date of issue. Shares can vest on a pro rata basis for the next 12 months, vested quarterly.
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2.2 From and  after  the  Effective  Date,  Employer  shall  pay,  or  reimburse
Employee, for all ordinary, reasonable and necessary expenses which Employee incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees and expenses associated with membership in various professional, business and civic associations and societies of which Employee's participation is in the best interest of Employer.

2.3 During the Term and while Employee is employed by Employer, and in addition to any group term life insurance otherwise generally provided to executive employees of Employer, Employer will purchase and maintain at its expense term life insurance on the life of Employee in the face amount of $2,500,000 payable to the beneficiary or beneficiaries designated by Employee.

2.4 While employed by Employer, Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the effective date or thereafter are made available by Employer to all or substantially all of Employer's executive employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and qualified retirement plans.

                               ARTICLE 3: SERVICES

3.1 The Employee shall perform for the Corporation the Services as set forth by the Board of Directors. The character of the Employee's Services may be changed from time to time, with the mutual agreement of the parties, and notwithstanding any such change in the Services, the Term shall continue as set forth in Article 5 of this Agreement.

3.2 The Employee shall serve the Corporation faithfully and to the best of his ability during the Term and throughout the Term the Employee shall make himself available at all reasonable times necessary in order to perform the Services.

3.3 The Employee shall obey and carry out all lawful orders and directions given to him by the Corporation within the scope of the Services and shall obey and carry out the general working policies and follow the established procedures of the Corporation.

3.4 The Employee shall, in the performance of this Agreement, comply with all applicable laws, regulations and orders of the United State of America and of any State or local subdivision thereof, including, but not limited to, laws, regulations and orders pertaining to the provision of the Services.

                           ARTICLE 4: CONFIDENTIALITY

4.1 The Employee hereby covenants and agrees that he shall not at any time or in any manner, both during and for one (1) year after the termination of this Agreement, either directly or indirectly, disclose to any Person, firm, partnership, entity or corporation, any material, documentation or information whatsoever which in any manner concerns, affects or relates to the interests and business of the Corporation or its wholly-owned subsidiaries, unless such disclosure is in the best interests of the Corporation and approved by the Board. The Employee acknowledges that the confidentiality of the Corporation's business interests is of primary importance to the Corporation and that any such prohibited disclosure thereof is capable of having a material adverse effect upon the financial interests, opportunities and properties of the Corporation and its wholly-owned subsidia.

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                             ARTICLE 5: TERMINATION

5.1 Any party may terminate this Agreement without liability or other cause forthwith by giving notice in writing. The Employee and the Corporation mutually covenant and agree that a period of 30 days' prior notice of such termination is fair and reasonable notice of such termination to the Employee or, alternatively, payment by the Corporation for such Services performed normally during such 30 days in lieu of such notice, and upon the expiration of the 30 days from the giving of such notice or alternatively from the date of payment of monies by the Corporation in lieu of such notice, this Agreement shall terminate and the Employee shall not be entitled to receive any payment, in respect to termination notice or otherwise, over and above the payment payable by the Corporation to the date of termination of this Agreement.

5.2 Employee's employment with Employer shall be terminated (i) upon the death of Employee, (ii) upon Employee's permanent disability (permanent disability being defined as Employee's physical or mental incapacity to perform his usual duties as an employee with such condition likely to remain continuously and permanently); provided, however, that in such event, Employee's employment shall be continued hereunder for a period of not less than one year from the date of such disability, but not beyond the end of the Term, with Employee's base salary during such period to be reduced by any Employer-financed disability benefits.

5.3 If Employee's employment is terminated by reason of a "VoluntaryTermination" (as hereinafter defined), the death of Employee, permanent disability of Employee (as defined in Section 3.1) or by the Employer for "Cause", the Employee, or his estate in the case of Employee's death, shall be entitled to one (1) years base salary from the date of such termination and shall be entitled to any individual bonuses or individual incentive compensation not yet paid but due under Employer's plans but shall not be entitled to any other payments by or on behalf of Employer except for those which may be payable pursuant to the terms of Employer's employee benefit plans (as hereinafter defined). A "Voluntary Termination" of the employment relationship by Employee prior to expiration of the Term shall be a termination of employment in the sole discretion of and at the election of Employee, other than (i) a termination of Employee's employment because of a material breach by Employer of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer or (ii) a termination of Employee's employment within six (6) months of a material reduction in Employees' rank or responsibility with Employer. For purposes of this, the term "Cause" shall mean any of (i) Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; (ii) Employee's final conviction of a felony; or (iii) Employee's material breach of any material provision of this Agreement which remains uncorrected or thirty (30) days following written notice to Employee by Employer of such breach.

                             ARTICLE 6: COMPETITION

6.1 During the Term, as well as for a period of one (1) year after the expiry or termination of this Agreement, the Employee shall not:

     (a)  directly or indirectly solicit any customer of the Corporation;

     (b) directly or indirectly assist (be it as principal, beneficiary, servant, director, shareholder, partner, nominee, executor, trustee, agent, employee, independent contractor, supplier, employee, lender, financier or in any other capacity whatever) any Person, directly or indirectly, to solicit any customer of the Corporation; or

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     (c)  have any direct or indirect  interest or concern (be it as  principal,
          beneficiary,   director,  shareholder,   partner,  nominee,  executor,
          trustee, agent, servant, employee, employee, independent contractor, supplier, creditor or in any other capacity whatever) in or with any Person if any of the activities of which Person consists of soliciting any customer of the Corporation, if such solicitation is directly or indirectly intended to result in a sale of any product or service to such customer of the Corporation and is directly or indirectly competitive or potentially competitive with any product or service
          then  sold  or  offered  by  the   Corporation  or  its   wholly-owned
          subsidiaries.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                                           DOMARK INTERNATIONAL INC.


                                           /s/ Michael Franklin
                                           -------------------------------------
                                           Michael Franklin
                                           Chairman


                                           /s/ R Brentwood Strasler
                                           -------------------------------------
                                           R. Brentwood Strasler

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